CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 19, 2008 relating to the consolidated financial statements of Planet Beach Franchising Corporation and Subsidiaries as of December 31, 2007 and 2006, and for the three years ended December 31, 2007 included in this Form S-1 Registration Statement and related Prospectus of Planet Beach Franchising Corporation.

/s/ Postlethwaite & Netterville, APAC

Metairie, Louisiana
October 10, 2008